UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 16, 2012

CASS INFORMATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-20827	43-1265338
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13001 Hollenberg Drive Bridgeton, Missouri		63044
(Address of principal executive offices)		(Zip Code)

(314) 506-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Cass Information Systems, Inc. (the “Company”) held its Annual Meeting of Shareholders on April 16, 2012. The following is a summary of the matters voted on at the meeting:

(a)	Election of four directors to serve three-year terms ending in 2015, as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert A. Ebel	6,623,675	83,611	1,484,486
John L. Gillis, Jr.	6,623,169	84,117	1,484,486
Randall L. Schilling	6,623,675	83,611	1,484,486
Franklin D. Wicks, Jr.	6,588,717	118,569	1,484,486

All director nominees were elected.

(b)	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2012:

Votes For	Votes Against	Abstentions
8,122,076	18,163	51,533

The selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for 2012 was ratified.

Item 8.01.	Other Matters.

On April 16, 2012, the Company’s board of directors declared a second quarter cash dividend of $0.17 per share, payable June 15, 2012 to shareholders of record on June 5, 2012.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release issued by Cass Information Systems, Inc. dated April 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2012

CASS INFORMATION SYSTEMS, INC.

By:	/s/ Eric H. Brunngraber
Name:	Eric H. Brunngraber
Title:	President and Chief Executive Officer

By:	/s/ P. Stephen Appelbaum
Name:	P. Stephen Appelbaum
Title:	Executive Vice President and Chief Financial Officer

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